EXHIBIT 32.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with this Annual Report of NexxNow, Inc. (the "Company") on Form 10-K for the year ending March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gary Berthold, Chief Executive Officer and I, Sterling Shepperd, Chief Financial Officer,of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



August 12, 2009


                                /s/ GARY BERTHOLD
                                ___________________________
                                    Gary Berthold
                                    Chief Executive Officer


                                /s/ STERLING SHEPPERD
                                ___________________________
                                    Sterling Shepperd
                                    Chief Financial Officer